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                                                                    EXHIBIT 15.1



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware of the inclusion in this Registration Statement (Form F-1) of American Eagle Tankers Inc. Limited dated on or about June 5, 2001, of our report dated June 5, 2001 on our review of the unaudited condensed interim financial statements of American Eagle Tankers Inc. Limited.



________________________
PricewaterhouseCoopers
Singapore
June 5, 2001